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                        ERP OPERATING LIMITED PARTNERSHIP
                        (an Illinois limited partnership)

                                 Debt Securities

                        STANDARD UNDERWRITING PROVISIONS

                                                 August 25, 2000

                  ERP Operating Limited Partnership, a limited partnership organized under the laws of the State of Illinois ("ERP"), may from time to time issue and sell various aggregate principal amounts of its senior debt securities (the "Securities"), from time to time, in one or more offerings on terms to be determined at the time of sale. The Securities will be issued under an indenture dated as of October 1, 1994 (the "Indenture") between ERP and Bank One Trust Company, NA, as successor to The First National Bank of Chicago, as trustee (the "Trustee"). Each series of Securities may vary, as applicable, as to aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, redemption or repayment provisions, and any other variable terms which the Indenture contemplates may be set forth in the Securities as issued from time to time. As used herein, "you" and "your," unless the context otherwise requires, shall mean the parties to whom the applicable Terms Agreement (as hereinafter defined) is addressed, together with the other parties, if any, identified as co-managers, with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

                  Whenever ERP determines to make an offering of Securities through you or through an underwriting syndicate managed by you, ERP will enter into an agreement (the "Terms Agreement") providing for the sale of such Securities (the "Underwritten Securities") to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as having authorized you to enter into such Terms Agreement on their behalf (the "Underwriters," which term shall include you whether acting alone in the sale of the Underwritten Securities or as a member or members of an underwriting syndicate and any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Underwritten Securities shall specify the initial principal amount of Underwritten Securities to be initially issued (the "Initial Underwritten Securities"), the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the principal amount of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, the names of Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters from ERP, the initial public offering price, if any, of the Initial Underwritten Securities,

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the time and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Initial Underwritten Securities (including, but not limited to, current ratings, designations, denominations, interest rates or formulas, interest payment dates, maturity dates and redemption or repayment provisions applicable to the Initial Underwritten Securities). In addition, each Terms Agreement shall specify whether ERP has agreed to grant to the Underwriters an option to purchase additional Underwritten Securities to cover over-allotments, if any, and the aggregate principal amount of Underwritten Securities subject to such option (the "Option Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and ERP. Each offering of Underwritten Securities through you or through an underwriting syndicate managed by you will be governed by these Standard Underwriting Provisions as incorporated by reference into, and as supplemented by, the applicable Terms Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Underwritten Securities.

                  ERP has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-[_ _ _ _ _]) for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and ERP has filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement. Such registration statement and any successor registration statements (as amended, if applicable) have been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statements and the prospectuses constituting parts thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations), and each prospectus supplement relating to the offering of Underwritten Securities pursuant to Rule 415 of the 1933 Act Regulations (the "Prospectus Supplement"), including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided, that if any revised prospectus shall be provided to you by ERP for use in connection with the offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by ERP pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to each such revised

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prospectus from and after the time it is first provided to you for such use;
provided, further, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates. If ERP files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462 Registration Statement"), then, after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462 Registration Statement. If ERP elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall also be deemed to include the preliminary or final prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to you by ERP in reliance upon Rule 434 of the 1933 Act Regulations, and all references to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

                  For purposes hereof, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  ERP owns all of the issued and outstanding shares of preferred stock of Equity Residential Properties Management Corp., a Delaware corporation, Equity Residential Properties Management Corp. II, a Delaware corporation, Equity Residential Properties Management Corp. III, a Delaware corporation, Wellsford Holly Management, Inc., a Washington corporation, Evans Withycombe Management, Inc., an Arizona corporation, Equity Residential Properties Management Limited Partnership, an Illinois limited partnership, Equity Residential Properties Management Limited Partnership II, an Illinois limited partnership and Lexford Properties Management, LLC, a Delaware limited liability company (collectively, the "Management Corporations"). The term "subsidiary" or "subsidiaries," when used with respect to ERP, shall include (i) the Management Corporations, (ii) each consolidated subsidiary of ERP, (iii) any entity the operations of which are included in the consolidated financial statements for ERP for the most recent fiscal period included in the Prospectus and (iv) any subsidiary (other than ERP) of Equity Residential Properties Trust, a Maryland real estate investment trust and ERP's

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sole general partner ("EQR"), which owns an interest in any entity described in clause (ii) above.

                  SECTION 1.  REPRESENTATIONS AND WARRANTIES.

                  (a) ERP represents and warrants to you and each other Underwriter named in the applicable Terms Agreement, as of the date thereof (in each case, a "Representation Date"), as follows:

                           (i) The Registration Statement and the Prospectus, at
                  the time the Registration Statement and any post-effective amendment thereto (including the filing of ERP's most recent Annual Report on Form 10-K with the Commission (the "Form 10-K")) became effective, complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act, 1933 Act Regulations and the 1939 Act and the rules and regulations thereunder (the "1939 Act Regulations"); the Registration Statement, at the time the Registration Statement became effective, did not, and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, as of each Representation Date and Closing Time (as hereinafter defined), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information furnished to ERP in writing by any Underwriter through you expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 under the 1939 Act (the "Statement of Eligibility") of the Trustee under the Indenture. If EQR elects to rely upon Rule 434 of the 1933 Act Regulations, EQR will comply with the requirements of Rule 434.

                           (ii) Each preliminary prospectus, preliminary
                  prospectus supplement and Prospectus Supplement filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied or will comply when so filed in all material respects with the 1933 Act and the 1933 Act Regulations.

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                           (iii) No stop order suspending the effectiveness of
                  the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of ERP, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of ERP, threatened by the Commission or by the state securities authority of any jurisdiction. Any request on the part of the Commission for additional information has been complied with.

                           (iv) The accountants who certified the financial
                  statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                           (v) The consolidated financial statements and related
                  notes included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of ERP and its consolidated subsidiaries as at the dates indicated and the results of their operations specified, and except as may otherwise be stated in the Registration Statement and Prospectus, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout such periods. The supporting schedules included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The financial information and statistical data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus. The pro forma financial statements included in the Registration Statement and Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements, and the assumptions used in the preparation thereof are, in the opinion of ERP, reasonable.

                           (vi) Since the respective dates as of which
                  information is given in the Registration Statement and the Prospectus, except as otherwise stated or contemplated therein, (A) there has been no material adverse change in the financial condition or in the earnings, assets, business affairs or business prospects of ERP and its subsidiaries, considered as a single enterprise, whether or not arising

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                  in the ordinary course of business, (B) there have been no material transactions entered into by ERP or any of its subsidiaries, other than transactions in the ordinary course of business, which are material with respect to ERP and its subsidiaries considered as a single enterprise, (C) neither ERP nor any of its subsidiaries has incurred any material obligation or liability, direct, contingent or otherwise and (D) there has been no material change in the short-term debt or long-term debt of ERP.

                           (vii) ERP and each of its subsidiaries has been duly
                  formed and is validly existing and is in good standing as a partnership, corporation or limited liability company ("LLC") under the laws of its jurisdiction of organization, with partnership, corporate or LLC power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the applicable Terms Agreement.

                           (viii) ERP and each of its subsidiaries is duly
                  qualified or registered as a foreign partnership, corporation or LLC and is in good standing to transact business in each jurisdiction in which such qualification is required whether by the nature of its business or its ownership or leasing of property, except where the failure to so qualify would not have a material adverse effect on the financial condition or the earnings, assets or business affairs of ERP and its subsidiaries considered as a single enterprise (a "Material Adverse Effect").

                           (ix) All of the issued and outstanding shares of
                  beneficial interest or capital stock, partnership and LLC interests, as the case may be, of each subsidiary have been validly issued and fully paid and, with respect to the shares of capital stock, partnership and LLC interests owned by ERP, EQR, another subsidiary and/or certain affiliated entities, are owned by ERP, EQR, another subsidiary, and/or certain affiliated entities, respectively, as described in the Registration Statement, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. ERP owns no direct or indirect equity interest in any entity other than its subsidiaries, except for such interests as, in the aggregate, are not material to the condition, financial or otherwise, or the earnings, assets or business affairs of ERP and its subsidiaries considered as a single enterprise.

                           (x) Except for transactions described in the
                  Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or

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                  understandings with respect to the sale or issuance of, any shares of capital stock of or partnership or other equity interest in ERP, EQR or any subsidiary of ERP except for OP Units which may be issued pursuant to multifamily property acquisition agreements which are not material in amount.

                           (xi) The capitalization of ERP is as set forth in
                  the Prospectus and all of the outstanding partnership interests in ERP have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full; the partnership interests owned by EQR are owned in the percentage amount set forth in the Prospectus free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                           (xii) ERP has full partnership power and authority to
                  enter into and to perform its obligations under the Indenture, the applicable Terms Agreement and the Delayed Delivery Contracts (as defined in Section 2 hereof), if any, and as of each Representation Date, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, will have been duly authorized, executed and delivered by ERP, and each is or will be a valid and binding obligation of ERP, enforceable against ERP in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and
                  (C) rights to indemnity and contribution hereunder may be limited by state or federal securities laws or the public policy underlying such laws.

                           (xiii) The Indenture (A) has been duly and validly
                  authorized, executed and delivered by ERP, and assuming it has been duly authorized, executed and delivered by the Trustee, the Indenture constitutes a valid and binding obligation of ERP, enforceable against ERP in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and
                  (B) conforms in all material respects to the description thereof in the Prospectus.

                           (xiv) The Underwritten Securities (A) have been duly
                  authorized by ERP and, when executed, authenticated, issued and

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                  delivered in the manner provided for herein and in the
                  Indenture, against payment of the consideration therefor specified in the applicable Terms Agreement or any Delayed Delivery Contract (as defined in Section 2 hereof), the Underwritten Securities will constitute valid and legally binding obligations of ERP, entitled to the benefits of the Indenture and enforceable against ERP in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (B) conform in all material respects to the descriptions related thereto contained in the Prospectus.

                           (xv) There is no action, suit or proceeding before or
                  by any court or governmental agency or body, now pending, or, to the knowledge of ERP or EQR, threatened, against or affecting ERP or any of its subsidiaries which is required to be disclosed in the Prospectus (other than as disclosed therein) or which might result in any material adverse change in the financial condition, or in the earnings, assets or business affairs of ERP and its subsidiaries considered as a single enterprise (a "Material Adverse Change") or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the applicable Terms Agreement, Delayed Delivery Contracts or the Indenture or the transactions contemplated therein; all pending legal or governmental proceedings to which ERP or any of its subsidiaries is a party or of which any of their properties or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not, considered in the aggregate, reasonably be expected to result in a Material Adverse Effect; and there are no contracts or documents of ERP or any of its subsidiaries which would be required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been filed as exhibits to the Registration Statement.

                           (xvi) None of ERP or any of its subsidiaries is
                  required to own or possess any trademarks, service marks, trade names or copyrights to conduct the business operated by it as of any Representation Date, other than those whereby the failure to possess or own would not have a Material Adverse Effect; and none of ERP or any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any trademarks, service marks, trade names or copyrights or of any facts or

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                  circumstances which would render any trademarks, service
                  marks, trade names or copyrights invalid or inadequate to protect the interest of ERP or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                           (xvii) No authorization, approval or consent of any
                  court or governmental authority or agency is required that has not been obtained in connection with the consummation by ERP of the transactions contemplated by the applicable Terms Agreement or the Indenture, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities law.

                           (xviii) Each of ERP and its subsidiaries has all
                  consents, authorizations, approvals, orders, certificates and permits (collectively, the "Governmental Licenses") of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals required for it to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement and the Prospectus, except to the extent that the failure to obtain or file would not have a Material Adverse Effect; and all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and none of ERP or any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                           (xix) The documents incorporated or deemed to be
                  incorporated by reference in the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date of the Prospectus, as of each Representation Date, and at the Closing Time or during the period specified in Section 3(f), did not and will not include an untrue statement of a material fact or omit to state a material fact required to

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                  be stated therein or necessary to make the statements
                  therein, in the light of the circumstances under which they were made, not misleading.

                           (xx) Each of ERP and its subsidiaries is insured by
                  insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and ERP has no reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Registration Statement and the Prospectus.

                           (xxi) None of ERP nor any of its subsidiaries is in
                  violation of its partnership agreement, charter document, bylaws or LLC agreement, or in default in the performance of any material obligation, agreement or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them may be bound, or to which any of their properties or assets is subject, which default in performance would result in a Material Adverse Effect; and the execution, delivery and performance of the applicable Terms Agreement or the Indenture and the consummation of the transactions contemplated thereby, including the issuance, sale and delivery of the Underwritten Securities and the use of proceeds described in the Prospectus, have been duly authorized by all necessary actions and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of ERP or any of its subsidiaries, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which ERP or any of its subsidiaries is a party or by which it or any of them may be bound or affected, or to which any of their properties or assets is subject, nor will such action result in any violation of the provisions of the partnership agreement, charter, bylaws or LLC agreement of ERP or any of its subsidiaries, or any applicable law, regulation, ruling, order, judgment, administrative regulation or administrative or court decree.

                           (xxii) ERP has not taken and will not take, directly
                  or indirectly, any action prohibited by Regulation M.

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                           (xxiii) The assets of ERP do not constitute "plan
                  assets" under the Employee Retirement Income Security Act of 1974, as amended.

                           (xxiv) Except as otherwise described in the
                  Prospectus, each of ERP and its subsidiaries has good and marketable title in fee simple to all real property, and good title to all personal property (including mortgage investments), owned by it which is material to the business of ERP and its subsidiaries, considered as a single enterprise, in each case, free and clear of all liens, claims, encumbrances and defects except such as are described in general in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by ERP or any of its subsidiaries; and any real property and buildings held under lease by ERP or any of its subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by ERP or such subsidiaries, in each case except as described in or contemplated by the Registration Statement and the Prospectus.

                           (xxv) Each of ERP and its subsidiaries has obtained
                  title insurance on all of the properties owned by each of them covering risks and in amounts that are commercially reasonable for the assets owned by them and that are consistent with the types and amounts of insurance typically maintained by current owners of similar properties, and in each case such title insurance is in full force and effect.

                           (xxvi) The mortgages and deeds of trust encumbering
                  the properties and assets described in general in the Prospectus are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by ERP or any of its subsidiaries; except as disclosed in the Prospectus, none of ERP or any of its subsidiaries holds participating interests in such mortgages and deeds of trust.

                           (xxvii) Each of the partnership agreements and LLC
                  agreements to which any of ERP or its subsidiaries is a party has been duly authorized, executed and delivered by such party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability; and the execution, delivery and performance of any of


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                  such agreements did not, at the time of execution and
                  delivery, and does not constitute a breach of, or default under, the partnership agreement, charter, bylaws or other governing documents of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.

                           (xxviii) Except as otherwise stated in the
                  Registration Statement and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither ERP nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) ERP and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against ERP or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting ERP or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                           (xxix) EQR has operated and intends to continue to
                  operate in such a manner as to qualify to be taxed as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code").

                           (xxx) Each of ERP and its subsidiaries has filed all
                  federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except in all cases for any such tax, assessment, fine or penalty for which an extension has been granted or that is being contested in good faith and except in any case in which the failure to file or pay such taxes would not have a Material Adverse Effect.

                           (xxxi) Neither ERP nor any subsidiary is, or as a
                  result of the transactions contemplated by the Prospectus would be, required to make any filing or to register under the Investment Company Act of 1940, as amended, or is or will become a "holding company" or a "subsidiary company" of a "registered holding company," as defined in the Public Utility Holding Company Act of 1935, as amended.

                           (xxxii) No labor dispute with the employees of ERP,
                  or any of ERP's subsidiaries exists, or to the knowledge of ERP, is imminent.

                  (b) Any certificate signed by any officer of ERP (or any officer of EQR) or of any subsidiary and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by ERP or such subsidiary to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate.

                  SECTION 2.        PURCHASE AND SALE.

                  (a) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions set forth herein or in the applicable Terms Agreement.

                  (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, ERP may grant, if so provided in the applicable Terms Agreement relating to the Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the aggregate principal amount of Option Securities set forth therein at the same price per Option Security as is applicable to the Initial Underwritten Securities. Such option, if granted, will expire 30 days or such lesser number of days as may be specified in the applicable Terms Agreement after the Representation Date relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by you to ERP setting forth the aggregate principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by you, but shall not be later than seven full business days and may not be earlier than two full business days after the exercise of said option, unless otherwise agreed upon by you and ERP. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total aggregate principal amount of Option Securities then being purchased which the aggregate principal amount of Initial Underwritten Securities each such Underwriter has agreed to purchase as set forth in the applicable Terms Agreement bears to the total aggregate principal amount of Initial
Underwritten Securities, subject to such adjustments as you in your discretion shall make to eliminate any sales or purchases of fractional Underwritten Securities.

                  (c) Payment of the purchase price for, and delivery of, the Underwritten Securities to be purchased by the Underwriters shall be made at such place as shall be agreed upon by you and ERP, at 10:00 A.M., New York City time, no later than the third (fourth, if the pricing occurs after 4:30 p.m. (New York City time) on any given business day) business day (unless postponed in accordance with the provisions of Section 10 hereof) following the date of the applicable Terms Agreement or at such other time as shall be agreed upon by you and ERP (each such time and date being referred to as a "Closing Time"). In addition, if any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities, shall be made at such place as shall be agreed upon by you and ERP on each Date of Delivery as specified in the notice from you to ERP. Unless otherwise specified in the applicable Terms Agreement, payment shall be made to ERP by wire transfer to accounts designated by ERP of immediately available funds payable to the order of ERP against delivery to you for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. The Underwritten Securities shall be in such authorized denominations and registered in such names as you may request in writing at least two business days prior to the applicable Closing Time or Date of Delivery, as the case may be. The Underwritten Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to the applicable Closing Time or Date of Delivery, as the case may be.

                  If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from ERP pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit B hereto with such changes therein as ERP may approve. As compensation for arranging Delayed Delivery Contracts, ERP will pay to you at Closing Time, for the respective accounts of the Underwriters, a fee specified in the applicable Terms Agreement for each of the Underwritten Securities for which

Delayed Delivery Contracts are made at the applicable Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types described in the Prospectus. At the applicable Closing Time, ERP will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by ERP as provided below, but not for an aggregate principal amount of Underwritten Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

                  You shall submit to ERP, at least three business days prior to the applicable Closing Time, the names of any institutional investors with which it is proposed that ERP will enter into Delayed Delivery Contracts and the principal amount of Underwritten Securities to be purchased by each of them, and ERP will advise you, at least two business days prior to the applicable Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by ERP and the principal amount of Underwritten Securities to be covered by each such Delayed Delivery Contract.

                  The principal amount of Underwritten Securities agreed to be purchased by the several Underwriters pursuant to the applicable Terms Agreement shall be reduced by the principal amount of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to ERP; provided, however, that the total principal amount of Underwritten Securities to be purchased by all Underwriters shall be the total amount of Underwritten Securities covered by the applicable Terms Agreement, less the principal amount of Underwritten Securities covered by Delayed Delivery Contracts.

                  SECTION 3.  COVENANTS.

                  ERP covenants with you, and with each Underwriter participating in the offering of Underwritten Securities, as follows.

                  (a) Immediately following the execution of the applicable Terms Agreement, ERP will prepare a Prospectus Supplement setting forth the principal amount of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus or the Indenture pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the principal amount of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from ERP, the initial public offering price, if any, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and ERP deem appropriate in connection with the offering of the Underwritten Securities; and ERP will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the time period required by such Rule and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request and the Prospectus and any Prospectus Supplement shall contain the same text as any electronically transmitted copies filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (b) ERP will notify you immediately, and confirm such notice in writing, of (i) the effectiveness any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or the initiation of any proceedings for any of such purposes; and ERP will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (c) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, ERP will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment or supplement to the Prospectus (including any revised prospectus which ERP proposes for use by you in connection with the offering of Underwritten Securities which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether pursuant to the 1933 Act, 1934 Act or otherwise, and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or preparation, as the case may be, and will not file or prepare any such amendment or supplement or other documents in a form to which you or counsel for the Underwriters shall reasonably object.

                  (d) ERP will deliver to you as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as you reasonably request.

                  (e) ERP will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

                  (f) ERP will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in the applicable Terms Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for ERP, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then ERP will promptly prepare and file with the Commission such amendment or supplement in form and substance reasonably satisfactory to counsel for the Underwriters, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

                  (g) ERP will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as you may designate; provided, however, that ERP shall not be obligated to (i) qualify as a foreign limited partnership in any jurisdiction where it is not so qualified, (ii) file any general consent to service of process or (iii) take any action that would subject it to income taxation in any such jurisdiction. In each jurisdiction in which the Underwritten Securities have been so qualified, ERP will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities.

                  (h) With respect to each sale of Underwritten Securities, ERP will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a 12-month period beginning not later than the first day of ERP's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

                  (i) ERP, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

                  (j) ERP will not, between the date of the applicable Terms Agreement and the termination of any trading restrictions or the applicable Closing Time, whichever is later, with respect to the Underwritten Securities covered thereby, without your prior written consent, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of ERP with a maturity of more than one year (other than the Underwritten Securities which are to be sold pursuant to such Terms Agreement), except as may otherwise be provided in the applicable Terms Agreement.

                  (k) ERP will take all reasonable action necessary to enable Standard & Poor's Corporation ("S&P") and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of any Underwritten Securities, if applicable.

                  SECTION 4.  PAYMENT OF EXPENSES.

                  ERP will pay all expenses incident to the performance of its obligations under the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing and filing of these Standard Underwriting Provisions and the applicable Terms Agreement,, (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, (iv) to the extent applicable, the fees and disbursements of ERP's counsel and accountants, (v) the qualification of the Underwritten Securities under securities laws and real estate syndication laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Indenture, (viii) any fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities, (ix) the fees and expenses, if any, incurred with respect to the listing of the Underwritten Securities on any national securities exchange or quotation system, (x) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. (including fees and disbursements of counsel for the Underwriters in connection therewith), (xi) the fees and expenses of the Trustee, and (xii) the preparation, issuance and delivery to the Depository Trust Company for credit to your account of any global note registered in the name of Cede & Co., as nominee for the Depository Trust Company.

                  If the applicable Terms Agreement is terminated by you in accordance with the provisions of Section 5 or Section 9(a)(i) or 9(a)(v), ERP shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                  SECTION 5.  CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

                  The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of ERP herein contained, to the accuracy of the statements of officers of ERP and EQR made in any certificate pursuant to the provisions hereof, to the performance by ERP of all of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) At the applicable Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters, (iii) the rating assigned by any nationally recognized statistical rating organization to any long-term debt securities of ERP as of the date of the applicable Terms Agreement shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed any long-term debt securities of ERP on what is commonly termed a "watch list" for possible downgrading, and (iv) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Underwritten Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading. A prospectus containing information relating to the description of the Underwritten Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424 (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if ERP has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b)(7).

                  (b) At the applicable Closing Time, you shall have received:

                           (1) The favorable opinion, dated as of the applicable
Closing Time, of counsel for ERP, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                    (i) ERP is authorized and exists as an
                  Illinois limited partnership under the Illinois Revised Uniform Limited Partnership Act, and has the power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and, to counsel's knowledge, is duly qualified and in good standing and authorized to transact business in any jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                                    (ii) Each of ERP's subsidiaries has been
                  duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and, to counsel's knowledge, is duly qualified and in good standing and authorized to transact business in any jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be validly existing, so qualified or in good standing would not have a Material Adverse Effect; all of the issued and outstanding shares of capital stock, LLC interests and partnership interests of each subsidiary have been duly authorized and validly issued, are fully paid and with respect to the shares of capital stock, LLC interests and partnership interests owned by ERP, EQR or another subsidiary, are owned by ERP or another subsidiary, to such counsel's knowledge, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except where any such failure would not have a Material Adverse Effect. None of the outstanding shares of capital stock, LLC interests or partnership interests of any subsidiary were issued in violation of statutory preemptive rights or to counsel's knowledge, contractual rights of any security holder of such subsidiary to subscribe for more shares, LLC interests or partnership interests, except where such violation would not have a Material Adverse Effect.

                                    (iii) The Indenture has been duly qualified
                  under the 1939 Act and has been duly authorized, executed and delivered by ERP and (assuming due authorization, execution and delivery by the Trustee) constitutes a valid and binding obligation of ERP enforceable against ERP in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally, and (B) the availability of equitable remedies may be limited by equitable principles of general applicability, and except that a waiver of rights under any usury law may be unenforceable.

                                    (iv) The Underwritten Securities have been
                  duly and validly authorized by all necessary action and, when executed, authenticated and delivered in accordance with the Indenture and against payment therefor specified in the applicable Terms Agreement or the Delayed Delivery Contracts, if any, will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of ERP enforceable against ERP in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws affecting creditors' rights generally, and (B) the availability of equitable remedies may be limited by equitable principles of general applicability, and except that a waiver of rights under any usury law may be unenforceable.

                                    (v) Each of the applicable Terms Agreement
                  and the Delayed Delivery Contracts, if any, has been duly and validly authorized, executed and delivered by ERP, and ERP has the power and authority to perform its obligations hereunder and thereunder.

                                    (vi) The execution and delivery of the
                  applicable Terms Agreement, the Indenture and the Underwritten Securities by ERP, and the performance by ERP of its obligations thereunder, and the consummation of the transactions contemplated thereby, do not result in a violation of any provision of the partnership agreement of ERP or, to counsel's knowledge, any other applicable law, administrative regulation or administrative or court decree, and will not, to such counsel's knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of ERP or any of its subsidiaries pursuant to any agreement or other instrument that is binding upon ERP or any subsidiary, or to which any of their properties or assets is subject.

                                    (vii) The Registration Statement is
                  effective under the 1933 Act and, to counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or threatened by the Commission.

                                    (viii) The Underwritten Securities and the
                  Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

                                    (ix) No consent, approval, authorization, or
                  order of, or qualification with, any governmental body or agency and no consent, approval, or authorization of any person other than ERP is required for the performance by ERP of its obligations under the applicable Terms Agreement, the Indenture or the Underwritten Securities, except such as may be required under the federal securities laws and the securities or Blue Sky laws of various states in connection with the offer and sale of the Underwritten Securities.

                                    (x) To the knowledge of counsel, there are
                  no (A) legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which ERP or any of its subsidiaries is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material or (B) statutes, regulations, contracts, indentures, mortgages, loan agreements, notes, leases, instruments or other documents that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                                    (xi) None of ERP, EQR or any of their
                  subsidiaries is required to be registered under the 1940 Act.

                                    (xii) The information (A) in the Prospectus
                  and applicable Prospectus Supplement under the headings "Description of Debt Securities," "Underwriting" and, if applicable, "Federal Income Tax Consequences" and (B) in ERP's most recent Annual Report on Form 10-K, and ERP's most recent Quarterly Report on Form 10-Q if applicable, under the heading "Legal Proceedings," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and, to such counsel's knowledge with respect to paragraph (B) above, is correct in all material respects.

                                    (xiii) The Registration Statement and
                  Prospectus (except for financial statements and schedules and other financial and statistical data included therein, or the Statement of Eligibility, as to which such counsel need not express any opinion), excluding the documents incorporated by reference therein, as of their respective effective or issue dates comply as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act, the 1939 Act, the 1933 Act Regulations and the 1939 Act Regulations.

                                    (xiv) To such counsel's knowledge, ERP and
                  each of its subsidiaries has consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local, and other governmental authorities, all self-regulatory organizations, and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement and the Prospectus, except to the extent that the failure to obtain or file would not have a Material Adverse Effect.

                                    (xv) To such counsel's knowledge, except as
                  described in the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of capital stock or partnership interests of or other equity interest in ERP or any subsidiary of ERP except for multifamily property acquisition agreements with respect to the sale or issuance of OP Units which are not material in amount.

                                    (xvi) Each document filed pursuant to the
                  1934 Act (other than the financial statements, schedules and other financial and statistical data, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                                    (xvii) ERP has qualified and, based upon its
                  organization and its proposed method of operation, ERP will continue to qualify to be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation.

                  (2) The favorable opinion, dated as of the applicable Closing Time, of counsel for the Underwriters, substantially to the effect specified in subparagraphs (i) first clause only, (iii) excluding the first clause, (iv), (v) first clause only, (vii), (xii)(A) and (xiii) of Section 5(b)(1).

                  (3) In rendering their opinions required by subsections
(b)(1) and (b)(2) of this Section 5, counsel shall each additionally state (which shall not constitute an opinion) that no facts have come to the attention of such counsel which cause them to believe that the Registration Statement or any post-effective amendment thereto (except for financial statements and supporting schedules and other financial and statistical information and data included therein or omitted therefrom, or the Statement of Eligibility, as to which such counsel need not express any view), at the time the Registration Statement or any post-effective amendment thereto (including the filing of ERP's Annual Report on Form 10-K with the Commission) became effective, or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto (except as aforesaid) as of the date of the applicable Terms Agreement or at the applicable Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  In giving their opinions required by this Section 5(b), such counsel, (A) may rely as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for ERP and (B) may rely as to the qualification and good standing of each of ERP or any of its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Underwriters. In giving their belief required in Section 5(b)(3), such counsel may state that their belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments and supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                  (c) At the applicable Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition or in the earnings, assets, business affairs or business prospects of ERP and its subsidiaries considered as a single enterprise, whether or not arising in the ordinary course of business; and you shall have received a certificate of the Chief Executive Officer, the President or the chief financial or chief accounting officer of EQR, as the general partner of ERP, dated as of such Closing Time, on behalf of ERP, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date (iii) ERP has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this SECTION 5(c), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

                  (d) At the time of execution of the applicable Terms Agreement, you shall have received from ERP's independent public accountants, a letter dated such date, in form and substance satisfactory to you, to the effect that (i) they are independent accountants with respect to ERP and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;
(ii) it is their opinion that the consolidated financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions therein comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, and except as otherwise set forth in such letter, nothing has come to their attention which causes them to believe that at a specified date not more than five days prior to the date of the applicable Terms Agreement, there has been any change in the partners' capital of ERP or in the consolidated long term debt of ERP or any decrease in the net assets of ERP, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than five days prior to the date of the applicable Terms Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, or decrease in net income or net income per weighted average OP Units outstanding of ERP, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with relevant accounting, financial and other records of ERP and its subsidiaries identified in such letter.

                  (e) At the applicable Closing Time, you shall have received from ERP's independent public accountants a letter dated as of the applicable Closing Time to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the "specified date" referred to shall be a date not more than five days prior to the applicable Closing Time.

                  (f) At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by ERP in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.

                  (g) At Closing Time and at any relevant Date of Delivery, the Underwritten Securities shall have the ratings accorded by any "nationally recognized statistical rating organization", as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the applicable Terms Agreement, and ERP shall have delivered to you a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to you, confirming that the Underwritten Securities have such ratings. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in the rating assigned to the Underwritten Securities or any of ERP's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any of ERP's other securities.

                  (h) If the Underwriters exercise their option provided in a Terms Agreement as set forth in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of ERP contained herein and the statements in any certificates furnished by ERP hereunder shall be true and correct as of each Date of Delivery, and you shall have received:

                           (1) A certificate, dated such Date of Delivery,
of the Chief Executive Officer, the President or the chief financial or chief accounting officer of EQR, as the general partner of ERP, in their capacities as such, on behalf of ERP confirming that the certificate delivered at Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

                           (2) The favorable opinion of counsel for ERP, in
form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinions required of them by Section 5(b)(1) and the belief required by Section 5(b)(3) hereof.

                           (3) The favorable opinion of counsel for the
Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(2) and the belief required by Section 5(b)(3) hereof.

                           (4) A letter from ERP's independent public accounts,
in form and substance satisfactory to you and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to you pursuant to Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(h)(4) shall be a date not more than five days prior to such Date of Delivery.

                                    If any condition specified in this Section
shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to ERP at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

                  SECTION 6.  INDEMNIFICATION.

                  (a) ERP hereby agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, as follows:

                           (i) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission, or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or of any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below), any such settlement is effected with the written consent of ERP; and

                           (iii) against any and all expense whatsoever as
                  incurred (including, without limitation, the fees and other charges of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to ERP by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) and the Prospectus (or any amendment or supplement thereto).

                  (b) Each Underwriter severally agrees to indemnify and hold harmless ERP, and each person, if any, who controls ERP within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any trustee, director, officer, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred; but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon, and in conformity with, written information furnished to ERP by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) and the Prospectus (or any amendment or supplement thereto).

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by you, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by ERP. An indemnifying party may participate at its own expense in the defense of any such action provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  SECTION 7.  CONTRIBUTION.

                  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect benefits received by ERP, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of ERP, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by ERP, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by ERP and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

                  The relative fault of ERP, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by ERP or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  ERP and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee, each officer of ERP who signed the Registration Statement, and each person, if any, who controls ERP within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as EQR.

The Underwriters' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the number of Initial Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

                  SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

                  All representations, warranties and agreements included the applicable Terms Agreement, or included in certificates of officers of ERP or EQR submitted pursuant thereto, shall remain operative and in full force and effect, regardless of any termination of the applicable Terms Agreement or investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of ERP, and shall survive delivery of and payment for the Underwritten Securities until the obligations relating to all Underwritten Securities have been fully satisfied in accordance with their terms.

                  SECTION 9.  TERMINATION OF TERMS AGREEMENT.

                  (a) You may terminate the applicable Terms Agreement, by notice to ERP, at any time at or prior to the applicable Closing Time if (i) there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or other calamity or crisis or escalation of any existing hostilities or any change or development involving a prospective change in national political, financial or economic conditions, in each case, the effect of which is such as to make it, in your judgment, impracticable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any of the securities of ERP or EQR has been suspended by the Commission or any exchange or any over-the-counter market, or if trading generally on either the New York Stock Exchange, the American Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by such system or by order of the Commission, NASD, or any other governmental authority, or (iv) a banking moratorium has been declared by Federal, Illinois or New York authorities, or (v) the rating assigned by any nationally recognized statistical rating organization to any long-term debt securities of ERP as of the date of the applicable Terms Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any long-term debt securities of ERP on what is commonly termed a "watch list" for possible downgrading. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

                  (b) In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from ERP pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Section 6 and 7 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.

                  SECTION 10.  DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

                  If one or more of the Underwriters shall fail at the applicable Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you shall not have completed such arrangements within such 24-hour period, then:

                  (a) If the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Underwritten Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) If the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Underwritten Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and ERP to sell, such Option Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

                  In the event of any such default which does not result in a termination of the applicable Terms Agreement, either you or ERP shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

                  SECTION 11.  NOTICES.

                  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed as set forth in the applicable Terms Agreement; notices to ERP shall be directed to it at Two North Riverside Plaza, Chicago, Illinois 60606, attention of Douglas Crocker II.

                  SECTION 12.  PARTIES.

                  The applicable Terms Agreement shall inure to the benefit of and be binding upon you and ERP and any Underwriter who becomes a party to such Terms Agreement, and their respective successors. Nothing expressed or mentioned in the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of such Terms Agreement or any provision therein contained. The applicable Terms Agreement and all conditions and provisions thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 13.  GOVERNING LAW AND TIME.

                  The applicable Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

                  SECTION 14.  COUNTERPARTS.

                  The applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

                                  *     *    *    *    *

                                                                       Exhibit A

                        ERP OPERATING LIMITED PARTNERSHIP
                        (an Illinois limited partnership)

                              [Title of Securities]

                             FORM OF TERMS AGREEMENT

                                                   Dated:  __________ ___, 20__

To:      ERP Operating Limited Partnership
         Two North Riverside Plaza
         Chicago, Illinois  60606

Attention:

Ladies and Gentlemen:

                  We (the "Representative") understand that ERP Operating Limited Partnership, an Illinois limited partnership ("ERP"), proposes to issue and sell $___________ aggregate principal amount of its [Title of Debt Securities'] (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective amounts of Underwritten Securities set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Standard Underwriting Provisions referred to below) to the extent any are purchased, at the purchase price set forth below.

                                               Principal Amount of
      Underwriter                            Underwritten Securities
      -----------                            -----------------------
                           Total
                                                   ----------
                                                   $
                                                   ==========

                  The Underwritten Securities shall have the following terms:

Title of Securities:
Currency:
Principal amount to be issued:
Current ratings: Moody's Investors Service, Inc. ________; Standard & Poor's Corporation __________.
Interest rate or formula:
Interest payments dates:
Stated maturity date:
Redemption or repayment provisions:
Number of Option Securities, if any, that may be purchased by the Underwriters:
Delayed Delivery Contracts:  [authorized][not authorized]
         [Date of Delivery:
         Minimum contract:
         Maximum aggregate principal amount:
         Fee:  ____%]
[Initial public offering price: ____%, plus accrued interest, if any, or amortized original issue discount, if any, from 20__.] Purchase price: ____%, plus accrued interest, if any, or amortized original issue discount, if any, from __________, 20__ (payable in [same] [next] day funds).
Other terms:
Closing date and location:

                  All the provisions contained in the document attached as Annex A hereto entitled "ERP Operating Limited Partnership--Debt Securities--Standard Underwriting Provisions" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreements to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

                  Please accept this offer no later than ________ o'clock P.M. (New York City time) on ___________ ___, 20__ by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                                     Very truly yours

                                                     [NAME OF REPRESENTATIVE]

                                                     By:
                                                        -----------------------
                                                     Acting on behalf of itself
                                                     and the other named
                                                     Underwriters.

Accepted:

ERP OPERATING LIMITED PARTNERSHIP

By:    Equity Residential Properties Trust,
       General Partner

       By:
          ----------------------------
           Name:
           Title:

                                                                       Exhibit B

                        ERP OPERATING LIMITED PARTNERSHIP
                        (an Illinois limited partnership)

                              [Title of Securities]

                            DELAYED DELIVERY CONTRACT

                                                      _______________ ___, 20__

ERP Operating Limited Partnership
Two North Riverside Plaza
Chicago, Illinois  60606

Attention:

Ladies and Gentlemen:

                  The undersigned hereby agrees to purchase from ERP Operating Limited Partnership ("ERP"), and ERP agrees to sell to the undersigned on _______________, 20__ (the "Delivery Date"), ___________________ principal amount of ERP's [insert title of security] (the "Securities"), offered by ERP's Prospectus dated ______________, 20__, as supplemented by its Prospectus Supplement dated ________________, 20__, receipt of which is hereby acknowledged, at a purchase price [____% of the principal amount thereof, plus accrued interest from ______________, 20__,] to the Delivery Date, and on the further terms and conditions set forth in this contract.

                  Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to ERP or its order by [certified or official bank check in New York Clearing House] [same day] funds at the office of _______________________________, on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to ERP not less than five full business days prior to the Delivery Date.

         The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that
(1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) ERP, on or before __________, 20__, shall have sold to the Underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated _____________, 20__ between ERP and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

                  Promptly after completion of the sale to the Underwriters, ERP will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinions of counsel for ERP delivered to the Underwriters in connection therewith.

                  By the execution hereof, the undersigned represents and warrants to ERP that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by ERP and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

                  This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

                  It is understood that ERP will not accept Delayed Delivery Contracts for an aggregate principal amount of Securities in excess of $______ and that the acceptance of any Delayed Delivery Contract is in ERP's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to ERP, it is requested that ERP sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between ERP and the undersigned when such copy is so mailed or delivered.

                  This Agreement shall be governed by the laws of the State of New York.

                                                    Yours very truly,

                                                    ----------------------------
                                                          (Name of Purchaser)

                                                     By:
                                                       -------------------------
                                                                (Title)

                                                       -------------------------

                                                       -------------------------
                                                               (Address)

Accepted as of the date first above written.

ERP OPERATING LIMITED PARTNERSHIP

By:    Equity Residential Properties Trust,
       General Partner

       By:
          ----------------------------------
           Name:
           Title:

PURCHASER-PLEASE COMPLETE AT TIME OF SIGNING

                  The name and telephone number of the representative of the Purchase with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)

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
                                                             Telephone No.
                Name                                     (including Area Code)
                ----                                     ---------------------



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